EXHIBIT 10.6

                       NONINCENTIVE STOCK OPTION AGREEMENT

                  A Nonincentive Stock Option (the "Option") is hereby granted by MasTec, Inc., a Delaware corporation (the "Company"), to Arthur B. Laffer ("Optionee"), for and with respect to common stock of the Company, $.10 par value per share (the "Common Stock"), subject to the following terms and conditions:

                  1. OPTION GRANT. Subject to the provisions set forth herein, the Company hereby grants to Optionee an option to purchase from the Company the number of shares of Common Stock, at the purchase price per share, and on the schedule, all as set forth below. This option shall not be treated as an incentive stock option as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended.

Number of Shares
Subject to Option: 100,000

Option Price Per Share: $5.75

Date of Grant: March 11, 1994

Exercise Schedule:

                                                   EXERCISE PERIOD
           NUMBER OF SHARES            COMMENCEMENT               EXPIRATION
           SUBJECT TO OPTION               DATE                     DATE
           -----------------           ------------               ----------
                  20,000               March 11, 1995           March 10, 2004
                  20,000               March 11, 1996           March 10, 2004
                  20,000               March  11, 1997          March 10, 2004
                  20,000               March 11, 1998           March 10, 2004
                  20,000               March 11, 1999           March 10, 2004

                  2.       GENERAL TERMS AND CONDITIONS OF OPTION.

                  (a) Except as provided in 2(b) and 2(c) below, the Option shall not be exercisable in whole or in part unless Optionee, at the time Optionee exercises the Option, is, and has been at all times since the date of grant of the option, a member of the Board of Directors of the Company (the "Board").

                  (b) If Optionee's service as director of the Company is terminated for any reason other than death, permanent disability or retirement, the Option shall expire thirty days after the date of such termination; provided that the Board in its sole discretion, by written notice given to Optionee, may permit Optionee to exercise the option during a period ending on the earlier of 90 days after such termination and the Option's stated expiration date.
                  If Optionee's service as a director of the Company is terminated by reason of death, permanent disability or retirement, the option shall expire on the earlier of the first anniversary of such termination and the option's stated expiration date. During such periods the Option may be exercised by optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if optionee had continued as a director


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during such period and the option shall be canceled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the option, or a portion thereof, is exercisable by him, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Option under optionee's will, or by his executors, personal representatives or distributees, with respect to the number of shares of Common Stock which optionee could have purchased hereunder on the date of his death and the option shall be canceled with respect to all remaining shares of Common Stock. Disability shall mean an inability as determined by the Board to perform duties and services as a director of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six months.

                  In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of the deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof.

                  (c) Written notice of an election to exercise any portion of the option, specifying the portion thereof being exercised and the exercise date, shall be given by optionee, or his personal representative in the event of optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

                  (d) The Option may be exercised only by making payment in full for the shares of Common Stock being acquired thereunder at the time of exercise (including applicable withholding taxes, if any) by check or bank draft, or by tendering to the Company Common Stock shares already owned by the person exercising the option, which may include shares received as the result of a prior exercise of the Option, and having a fair market value equal to the cash exercise price applicable to such Option, or by tendering a combination of cash and Common Stock shares as aforesaid.

                  (e) In the event the option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

                  (f) The Option shall not be exercisable with respect to a fractional share or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option.

                  (g) In no event, however, may the Option be exercised (i) prior to the expiration of six months from the date of grant, or (ii) after ten
(10) years from the date it was granted.


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                  3.       CHANGE IN CONTROL. (a) Subject to the limitations
set forth in Section 2(g), in the event of a change in control of the Company,
(i) the Option shall immediately become exercisable in full, and (ii) Optionee shall have the right within one (1) year after such event to exercise the option in full.

                  (b) For purposes of this Section 3, a "change in control" shall be deemed to have occurred if at any time on or after the date hereof:

                           (1)      there shall be consummated:

                                    i.    any consolidation or merger of the
                                          Company in which the Company is not
                                          the continuing or surviving
                                          corporation or pursuant to which any
                                          shares of Common Stock are to be
                                          converted into cash, securities or
                                          other property, provided that the
                                          consolidation or merger is not with a
                                          corporation which was a wholly owned
                                          subsidiary of the Company immediately
                                          before the consolidation or merger; or

                                    ii.   any sale, lease, exchange or other
                                          transfer (in one transaction or a
                                          series of related transactions) of
                                          all, or substantially all, of the
                                          assets of the Company; or

                           (2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                           (3) any "person," including a "group" as determined in accordance with Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
                           Act), directly or indirectly, of 33% or more of the combined voting power of the Company's then outstanding Common Stock, provided that such person, immediately before it becomes such 33% or more beneficial owner, is not (i) a wholly-owned subsidiary of the company or (ii) an individual, or a spouse or a child of such individual, that on March 12, 1994, owned greater than 20% of the combined voting power of such Common Stock, or (iii) a- trust, foundation or other entity controlled by an individual or individuals described in Section 3(b)(3)(ii); or

                           (4) individuals who constitute the Board on March 12, 1994 (the "Incumbent Board".) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to March 12, 1994, whose election, or nomination for election

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                           by the Company's shareholders, was approved by a vote
                           of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were a member of the Incumbent Board.

                  4. TRANSFERRING OF OPTION. The Option may be exercised only by optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

                  5. OPTION RIGHTS. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the Option has been exercised pursuant to the terms herein and the purchase price for such shares shall have been paid in full.

                  6. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, reverse split, subdivision, recapitalizations, mergers, consolidations (whether or not the Company is a surviving corporation), split-ups, combinations or exchanges of shares, reorganization or liquidation, an extraordinary dividend payable in cash or property, and the like, the number, class and the price of shares of Common Stock subject to this outstanding option shall be appropriately adjusted by the Board in good faith, whose determination shall be conclusive.

                  7. ADMINISTRATION OF OPTION. (a) The Option shall be exercised in accordance with such administrative regulations as the Board shall from time to time reasonably adopt.

                  (b) If at any time the Board shall determine, in its reasonable discretion, that the listing, registration or qualification of shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the exercise of this option hereunder, the option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

                  8. WAIVER OF DIRECTOR'S FEES AND RIGHTS UNDER 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Optionee hereby waives any rights to any fees to which he would otherwise be entitled as a director of the Company and to any options to which he would otherwise be entitled under the Company's 1994 Stock option Plan for Non-Employee Directors for a period of five years commencing from the date hereof.

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                  9. INVESTMENT REPRESENTATION. The Board may require the
Optionee to furnish to the company, prior to the issuance of any shares upon the exercise of all or part of this Option, an agreement in which the Optionee represents that the shares acquired by him upon execution are being acquired for investment and not with a view to the sale or distribution hereof.

                  10. GOVERNING LAW AND VENUE. The Opt ion, and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of Florida. Any legal action or proceeding arising out of this agreement shall be brought in the courts of the State of Florida or of the United States for the Southern District of Florida.

                                                 MASTEC, INC.

                                                 By:   /s/ Jorge Mas
                                                       Jorge Mas,
                                                       President

                  The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

                                                /S/ ARTHUR B. LAFFER
                                                ------------------------
                                                 Arthur B. Laffer

































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